EXHIBIT 6
AMENDED AND RESTATED JOINT FILING AGREEMENT
We, the signatories of this Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.
THE TORONTO-DOMINION BANK
By:
Name: Christopher A. Montague, Esq.
Title: Executive Vice President and General Counsel
TD DISCOUNT BROKERAGE HOLDINGS LLC
By:
Name: Brendan O’Halloran
Title: President
TD DISCOUNT BROKERAGE ACQUISITION LLC
By:
Name: Brendan O’Halloran
Title: President
TD DISCOUNT BROKERAGE HEDGING LLC
By:
Name: Brendan O’Halloran
Title: President
Date: February 9, 2009